EXHIBIT 10.2

                                  Fee Agreement
                     (between Registrant and Jason Landess)

                                  Fee Agreement

     This Agreement, made and entered into this 30th day of April, 1998, at Las Vegas, Clark County, Nevada, by and between Digitran Systems, Incorporated (hereinafter referred to as "Client") and Jason G. Landess (hereinafter referred to as "Attorney").

                                   WITNESSETH:

     WHEREAS, Client wishes to retain Attorney for the purpose of rendering general business legal advice for Client's business (hereinafter referred to as "Services"); and

     WHEREAS, in consideration of Services rendered and to be rendered by Attorney to Client, client retains Attorney to perform said Services.

     NOW THEREFORE, it is agreed by and between the parties as follows:

1. In consideration of Attorney undertaking to represent Client in connection with the Services, Client agrees that the compensation for said Services shall be as follows: Client agrees to pay to Attorney the initial retainer sum of 20,000 shares of S-8 (unrestricted) stock in Digitran Systems, Incorporated. The stock certificate(s) for these shares shall show the owner as Jason G. Landess and shall be delivered directly to Jason G. Landess at 6600 W. Charleston Blvd., Suite 118, Las Vegas, Nevada 89102. Thereafter, beginning on August 1, 1998, Client agrees to pay Attorney his normal hourly rate of $250.00 per hour for any Service provided after that date.

2. This Agreement shall be for an indefinite period of time. However, this Agreement may be cancelled by any party upon thirty (30) days written notice to the other party.

3. In addition to the payments referred to in Paragraph 1, Client shall be responsible for the payment of all costs and expenses incurred in connection with the Services (including, but not limited to, filing fees, deposition fees, fees for process servers, travel expenses, expert witness fees, photocopy charges and postage) as incurred in the normal course of doing business. Attorney shall bill these costs on a monthly basis and Client agrees to immediately reimburse Attorney for said costs and expenses.

4. Client agrees to pay the amounts referred to in Paragraphs 1 and 2 and in a timely manner. Should Client fail to pay said amounts within thirty (30) days from the due date thereof, Client acknowledges and agrees that Attorney may immediately withdraw from representation of Client in all matters and cease providing Services. Interest shall be charged on any unpaid amounts over thirty (30) days past due at the rate of 1.5% per month.

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5.   Client agrees to keep Attorney advised of Client's whereabouts at all times and , in the event of litigation, to cooperate in the preparation and trial of the case, to appear on reasonable notice for depositions and court appearances, and to comply with all reasonable requests made of Client in connection with the preparation and presentation of this case.

6. Client agrees and acknowledges that no representations have been made by Attorney regarding the successful termination of any matter or as to what amounts, if any, Client may be entitled to recover or pay to any other party, and all expressions relative thereto are matters of Attorney's opinion only.

7. Client understands and agrees that all amounts recovered and received on Client's behalf are to be placed in Attorney's trust account upon collection thereof, and Client hereby appoints Attorney as client's attorney-in-fact and hereby grants Attorney power of attorney for the specific and limited purpose only of endorsing Client's name to all drafts for deposit into Attorney's trust account.

8. Client hereby grants Attorney a lien upon all causes of action in which Client is represented by Attorney or any proceeds recovered therefrom or otherwise for Attorney's fees and advances, and client specifically authorizes Attorney to retain Attorney's fees from the total amount recovered and withdraw the same from Attorney's trust account upon receipt of said funds, and to pay all advances and costs of suit to Attorney our of any proceeds recovered and deposited into Attorney's trust account.

9. In the event there is a dispute regarding this Agreement, it shall be governed by Nevada law. Should litigation arise in regard to this Agreement, the prevailing party shall be entitled to costs and the attorney's fees actually incurred. The term "prevailing party" as used in this paragraph means that party that is entitled to recover costs of the suit.

     IN WITNESS WHEREOF, we, the undersigned, have executed this Agreement the day and year first written above.

     JASON G. LANDESS                             DIGITRAN SYSTEMS, INCORPORATED



     By  /s/    Jason G. Landess                  By  /s/    Loretta Trevers
     Jason G. Landess                             Loretta Trevers, CEO/President

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